UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

DYNATRONICS CORP.
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Trapp Rd.
 Eagan, Minnesota, United States 55121
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, no par value	DYNT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 23, 2024, Dynatronics Corporation (the "Company") received written notice ("Fee Notice") from the Listing Qualifications Department of the Nasdaq Stock Market LLC ("Nasdaq") informing the Company that it had not paid certain fees required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5250(f). The Company's past due fee balance was $49,500 as of the date of the Fee Notice. The Fee Notice provided that if the Company elects not to appeal by April 30, 2024, then this lack of payment would lead to the suspension of the trading of the Company's common stock at the opening of business on May 2, 2024 and Nasdaq would file a Form 25-NSE with the Securities and Exchange Commission to remove the Company's securities from listing and registration on The Nasdaq Stock Market.

The Company did not intend to appeal and paid the past due fees required by Nasdaq Listing Rule 5250(f) on April 24, 2024. On April 29, 2024, the Company received another notice from Nasdaq confirming the receipt of the balance due and withdrawing the Fee Notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2024	DYNATRONICS CORPORATION

	By:	/s/ Brian D. Baker
	Name:	Brian D. Baker
	Title:	President and Chief Executive Officer